Exhibit 99



Form 4 Joint Filer Information

Name:				Northwest Airlines, Inc.

Address:			2700 Lone Oak Parkway
				Eagan, MN       55121

Designated Filer:		Northwest Airlines, Corporation

Issuer & Ticker Symbol:	Orbitz, Inc. (ORBZ)

Date of Event
Requiring Statement:		12/16/03

Signature:			By:	s/Michael L. Miller
					Vice-President - Law and Secretary